Exhibit 1.1

Execution Version

Shift4 Payments, Inc.

8,750,000 Shares of 6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share

Underwriting Agreement

April 30, 2025

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

As representatives (the “Representatives”) of the several

Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Shift4 Payments, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,750,000 shares (the “Firm Shares”) of 6.00% Series A Mandatory Convertible Preferred Stock, $0.0001 par value, with an initial liquidation preference of $100.00 per share (“Preferred Stock”) of the Company and, at the election of the Underwriters, up to 1,250,000 additional shares (the “Optional Shares”) of Preferred Stock, solely to cover over-allotments, if any. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

The Preferred Stock will be convertible into a variable number of shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Common Stock”). Such Common Stock of the Company into which the Shares are convertible, together with any shares of Common Stock delivered upon payment of dividends on and/or the redemption value of the Shares, are hereinafter referred to as the “Conversion Shares”. The terms of the Preferred Stock will be set forth in the Certificate of Designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware as an amendment to the Company’s Amended and Restated Certificate of Incorporation.

Substantially concurrently with the offering of the Shares contemplated hereby, Shift4 Payments, LLC, a Delaware limited liability company and subsidiary of the Company (“Shift4 LLC”), intends to enter into permanent debt financing of up to $1,735.0 million (the “Permanent Debt Financing” and, together with the offering and sale of Shares hereunder, the “Financing Transactions”). The offering of the Shares is not contingent upon the completion of the Permanent Debt Financing, and the Permanent Debt Financing is not contingent upon the completion of the offering of the Shares contemplated hereby.

Shift4 LLC is entering into the Financing Transactions in connection with the pending tender offer to acquire all of the issued and outstanding capital stock of Global Blue Group Holding AG, a stock corporation incorporated under the laws of Switzerland (“Global Blue”), pursuant to that Transaction Agreement (the “Acquisition Agreement”) entered into by the Company and Global Blue on February 16, 2025 (the “Acquisition”).

The Company is the sole managing member Shift4 LLC and operates and controls all of the business and affairs of Shift4 LLC and, through Shift4 LLC and its subsidiaries, conduct its business. The Company and Shift4 LLC are collectively referred to herein as the “Shift4 Parties.”

1. Each Shift4 Party, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that (it being understood and agreed that for the purposes of this Section 1, the term “subsidiary” and “subsidiaries” include Global Blue and all entities that will become subsidiaries of the Company following consummation of the Acquisition; provided that if the Acquisition is not consummated prior to the Applicable Time or prior to each Time of Delivery, the representations and warranties relating to such entities made at the Applicable Time and at each Time of Delivery, as the case may be, are made to the Company’s knowledge):

(a) Effectiveness of Shelf Registration Statement, Definitions. An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-286840) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) Preliminary Prospectus, Issuer Free Writing Prospectus. (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) Pricing Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is 11:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by each Issuer Free Writing Prospectus listed on Schedule II(a) hereto, and the pricing information set forth in Schedule II(c) taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information then contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) Registration Statement, Prospectus. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Status under the Act. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(g) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each Shift4 Party;

(h) Certificate of Designations. The Certificate of Designations, the proposed form of which has been furnished to you, has been duly authorized by the Company and will have been duly executed and delivered by the Company and duly filed with the Secretary of State of the State of Delaware on or before the First Time of Delivery. The holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing of the Certificate of Designations with the Secretary of State of the State of Delaware;

(i) The Shares. The Shares have been duly and validly authorized; when the Shares have been delivered and paid for in accordance with this Agreement and the Certificate of Designations on each Time of Delivery, such Shares will have been, duly and validly issued, fully paid and non-assessable and will have the rights, preferences and priorities set forth in the Company’s Amended and Restated Certificate of Incorporation (including the Certificate of Designations); the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company; except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding (1) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (2) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (3) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options; and the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act and the rules and regulations of the Commission thereunder) or used any “prospectus” or made any offer (within the meaning of the Act and the rules and regulations of the Commission thereunder) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus;

(j) Issuance and Sale of Shares. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Disclosure Package, including the issue and sale of the Shares and the issue of a number of Conversion Shares equal to the Maximum Number of Conversion Shares (defined below) issuable by the Company in accordance with the terms of the Preferred Stock set forth in the Certificate of Designations, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of the foregoing clauses (A) and (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, including for the registration of the Shares and the Conversion Shares, and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or for any law or regulation applicable to the filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

(k) Conversion. Upon issuance of the Shares in accordance with this Agreement and the Certificate of Designations, the Shares will be convertible into Conversion Shares in accordance with the terms of the Certificate of Designations; a number of Conversion Shares (the “Maximum Number of Conversion Shares”) initially issuable upon conversion of the Shares has been duly authorized and reserved for issuance for the purpose of satisfying the Company’s obligations under the Certificate of Designations by all necessary corporate action of the Company in an amount equal to the sum of (A) the product of (x) the initial Maximum Conversion Rate (as defined in the Certificate of Designations) for the Shares set forth in the Certificate of Designations and (y) the aggregate number of Shares (assuming the exercise in full of the Underwriters’ over-allotment option set forth in Section 2 herein) and (B) the number of shares of Common Stock deliverable by the Company upon conversion of the Shares in respect of dividends payable thereon (whether or not declared) (assuming the Company elects to issue and deliver, in respect of accumulated and unpaid dividends (whether or not declared), the maximum number of shares of Common Stock in connection with any such conversion), in each case in accordance with the terms of the Certificate of Designations; all Conversion Shares, when issued upon such conversion or delivery (as the case may be) in accordance with the terms set forth in the Certificate of Designations, will be validly issued, fully paid and non-assessable shares of Common Stock, will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus (as such description may be updated or superseded from time to time by any descriptions of the Common Stock included in any subsequent filings with the Commission prior to any such issuance of Conversion Shares) and will not be subject to any preemptive or similar rights other than as described in the Pricing Disclosure Package and the Prospectus;

(l) No Material Adverse Change in Business. No Shift4 Party nor any of its respective subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, arbitrator or governmental or regulatory action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Shift4 Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Shift4 Parties and their subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the date as of which information is given in the Registration Statement and Pricing Disclosure Package, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity compensation plans, (ii) the issuance, if any, of stock upon conversion of securities of any of the Shift4 Parties or (iii) repurchases by the Company of its Common Stock, pursuant to the Company’s existing stock repurchase program) or long term debt of the Shift4 Parties and their respective subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, prospects or results of operations of the Shift4 Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement, Pricing Disclosure Package and the Prospectus, or (ii) the ability of the Shift4 Parties to perform their respective obligations under this Agreement, including the issuance and sale of the Shares and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations, or the Acquisition Agreement, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus, including the Acquisition and Financing Transactions.

(m) Title to Property. The Shift4 Parties and their respective subsidiaries (which, for the purposes of this sentence, shall not include Global Blue and its subsidiaries) do not own any real property; the Shift4 Parties and their respective subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Shift4 Parties, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Shift4 Parties and their respective subsidiaries; and any real property and buildings held under lease by the Shift4 Parties and their respective subsidiaries are held by them under, to the Company’s knowledge, valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Shift4 Parties and their respective subsidiaries.

(n) Good Standing of the Shift4 Parties. Each of the Shift4 Parties and each of their respective subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (ii) duly qualified as a foreign corporation or other business organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Capitalization. The Shift4 Parties have an authorized capitalization as set forth in the Pricing Disclosure Package and Prospectus, immediately after giving effect to the Financing Transactions (including the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Registration Statement, Pricing Disclosure Package and Prospectus), the Company would have an issued share capital as set forth under the pro forma as adjusted column of the capitalization table in the sections of the Registration Statement, Pricing Disclosure Package and Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding equity interests of Shift4 LLC and each other subsidiary of the Shift4 Parties have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued and outstanding equity interests of each subsidiary of the Shift4 Parties, other than with respect to Shift4 LLC as the subsidiary of the Company, are owned directly or indirectly by the Shift4 Parties, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus;

(p) Power and Authority. Each of the Shift4 Parties has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform their respective obligations under this Agreement, the Certificate of Designations and the certificate(s) representing the Shares (collectively, the “Transaction Documents”) and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(q) No Broker’s Fees. Except as contemplated by this Agreement, neither the Shift4 Parties nor any of their subsidiaries is a party to any contract, agreement or understanding with any person that could give rise to a valid claim against the Shift4 Parties or any Underwriter for a brokerage commission, finder’s fees or other like payment in connection with the issuance and sale of the Shares and the issuance and delivery of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations.

(r) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by each of the Shift4 Parties of each of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the issuance and delivery of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the Pricing Disclosure Package and Prospectus, and compliance with the terms and provisions thereof and the consummation of the transactions contemplated by the Transaction Documents, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Shift4 Party or any of its respective subsidiaries pursuant to (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Shift4 Parties or any of their respective subsidiaries are a party or by which the Shift4 Parties or any of their respective subsidiaries are bound or to which any of the property or assets of the Shift4 Parties or any of their respective subsidiaries are subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Shift4 Parties or any of their respective subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any Shift4 Party or any of its respective subsidiaries or any of their properties, except in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by each of the Shift4 Parties of each of the Transaction Documents to which it is a party, the filing of the Certificate of Designations, the issuance and sale of the Shares and the issuance and delivery of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the Pricing Disclosure Package and Prospectus, and compliance with the terms and provisions thereof and the consummation of the transactions contemplated by the Transaction Documents, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Shift4 Party or any of its respective subsidiaries.

(s) Absence of Existing Defaults and Conflicts. Neither Shift4 Party nor any of its respective subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency or body having jurisdiction over the Shift4 Parties or any of their respective subsidiaries or any of their properties, or (iii) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Accurate Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Mandatory Convertible Preferred Stock” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Preferred Stock and the Common Stock (including the Conversion Shares), as applicable, constitute an accurate summary of the terms of the Preferred Stock and the Common Stock, as applicable, in all material respects. The statements set forth under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to summarize the legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects.

(u) Absence of Governmental Proceedings. Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any Shift4 Party or any of their respective subsidiaries, or to the Shift4 Parties’ knowledge, any officer or director of the Shift4 Parties is a party or of which any property or assets of the Shift4 Parties, or any of their respective subsidiaries or, to the Shift4 Parties’ knowledge, any officer or director of the Shift4 Parties is the subject which, if determined adversely to such Shift4 Party or any of its respective subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of any Shift4 Party to perform its obligations under this Agreement; and, to the Shift4 Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(v) Investment Company Act of 1940. Each Shift4 Party is not and, after giving effect to the offering and sale of the Shares, the issuance and delivery of the Conversion Shares in accordance with the terms set forth in the Certificate of Designations and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w) Independent Accountants for the Company. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and Shift4 LLC and its subsidiaries (which, for the purposes of this sentence, shall not include Global Blue and its subsidiaries), are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(x) Independent Accountants for Global Blue. PricewaterhouseCoopers SA, who have certified certain financial statements of Global Blue and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(y) Compliance with the Sarbanes-Oxley Act. There is, and has been, no failure on the part of each Shift4 Party or each Shift4 Parties’ directors or officers, in their capacities as such, to comply with any provisions of Sarbanes-Oxley Act of 2002 and all applicable Exchange Rules promulgated in connection therewith.

(z) Internal Controls. Each Shift4 Party and its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that (i) complies with the requirements of the Exchange Act, as applicable, (ii) has been designed by the Shift4 Parties’ principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and any Shift4 Party’s internal control over financial reporting is effective and each Shift4 Party is not aware of any significant deficiency or material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Internal Controls that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Internal Controls. Global Blue has established and maintains disclosure controls and procedures (as defined in and required by Rule 13a-15 and 15d-15 under the Exchange Act) and such disclosure controls and procedures are (A) designed to ensure that material information relating to the Global Blue, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (B) effective in timely alerting its principal executive officer and principal financial officer to material information required to be included in its periodic reports under the Exchange Act and ensure that the information required to be disclosed in Global Blue’s reports to the Commission are recorded, processed, summarized and reported within the time periods specified by the Commission’s rules and forms. Global Blue and its subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with International Financial Reporting Standards (“IFRS”); (iii) the records, systems, controls, data and information of Global Blue and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Global Blue or its subsidiaries or accountants (including all means of access thereto and therefrom) and are held or maintained in such places as may be required under all applicable laws. Global Blue has disclosed, based on its most recent evaluation of internal controls before the date hereof, to its auditors and audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls or the preparation of financial statements. Global Blue’s internal control over financial reporting is effective and the Shift4 Parties are not aware of any significant deficiency or material weaknesses in Global Blue’s internal control over financial reporting.

(aa) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Shift4 Parties; such disclosure controls and procedures have been designed to ensure that material information relating to each of the Shift4 Parties and their subsidiaries is made known to such Shift4 Party’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(bb) Ratings. No “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) has imposed (or has informed any Shift4 Party that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to any Shift4 Party or any securities of any Shift4 Party or has indicated any Shift4 Party that it is considering any of the actions described by Section 8(f) hereof.

(cc) No Unlawful Payments. Neither the Company, nor any of its subsidiaries, directors or officers or, to the knowledge of the Company or any of its subsidiaries, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government- owned or controlled entity or of a public international organization, or any per-son acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office to influence official action or secure an improper advantage, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable antibribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(dd) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering, anti- terrorist financing and “know your customer” statutes, rules and regulations of all jurisdictions to which the Company and its subsidiaries are subject, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(ee) Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, or any of its subsidiaries, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria and the Donetsk People’s Republic, the Luhansk People’s Republic and the Crimea region of Ukraine (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of any Sanctions.

(ff) Financial Statements of the Shift4 Parties. The financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The summary financial information of the Company and its subsidiaries included in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures of the Company and its subsidiaries contained in the Registration Statement, Pricing Disclosure Package and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act to the extent applicable.

(gg) Financial Statements of Global Blue. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) of Global Blue included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 6-K of the Commission) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments that are not material in the aggregate and the absence of complete footnotes) in all material respects the consolidated financial position of Global Blue and its subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Global Blue’s Form 20-F for the fiscal year ended March 31, 2024 was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer under the Sarbanes-Oxley Act of 2002 and, at the time of filing or submission of each such certification, such certification was true and accurate and complied in all material respects with the Sarbanes-Oxley Act of 2002, and neither the Company nor any of its executive officers has received written notice from any governmental entity challenging or questioning the accuracy, completeness, form or manner of filing of any such certifications. Neither Global Blue nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract relating to any transaction or relationship between or among Global Blue or any subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the Commission). All disclosures of Global Blue and its subsidiaries contained in the Registration Statement, Pricing Disclosure Package and Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Act to the extent applicable.

(hh) Pro Formas. The pro forma financial statements, together with related schedules, notes and other pro forma information forming part of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial statements and have been properly compiled on the bases described therein, the assumptions used in the preparation thereof are reasonable at the time of their preparation and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the adjustments used therein are appropriate to give effect to the Acquisition and the transaction and circumstances referred to therein.

(ii) Price Stabilization or Manipulation. No Shift4 Party nor any affiliate of the Shift4 Parties has taken, nor will any Shift4 Party nor any affiliate of the Shift4 Parties take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Shift4 Parties to facilitate the sale or resale of the Shares.

(jj) iXBRL Compliance: The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is based on or derived from sources that the Shift4 Parties believe to be reliable and accurate.

(ll) Tax Matters. The Shift4 Parties and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes required to be paid thereon (except (a) taxes currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Shift4 Parties or (b) where failure to file or pay would not reasonably be expected to have a Material Adverse Effect), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Shift4 Parties and any of their respective subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(mm) Possession of Licenses and Permits. The Shift4 Parties and each of their respective subsidiaries possess, and are in compliance with the terms of, all applicable certificates, authorizations, franchises, licenses and permits issued by applicable federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted by them, except where failure to so possess or be in compliance would not reasonably be expected to have a Material Adverse Effect. The Shift4 Parties and each of their respective subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Shift4 Parties and each of their respective subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(nn) Absence of Labor Disputes. No labor disturbance by or dispute with the employees of the Shift4 Parties or their subsidiaries exists or, to the knowledge of the Shift4 Parties, is imminent that would reasonably be expected to have a Material Adverse Effect.

(oo) Information Technology Assets. The Shift4 Parties and their respective subsidiaries take commercially reasonable actions to protect the security, integrity and continuous operation of the material software, code, systems, networks, websites, databases and other information technology assets and equipment used in their businesses (and the data stored therein or processed thereby) (the “IT Assets”). Such IT Assets are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Shift4 Parties and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants and there have been no violations, breaches, instances of unauthorized access to or outages of same (other than those that were resolved without material cost or liability or the duty to notify any person). The business of the Shift4 Parties and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable laws, rules, regulations, directives, judgments, orders, industry standards and self-regulatory frameworks (including but not limited to the Payment Card Industry Data Security Standard) concerning the processing, privacy or security of data (including personally identifiable information, sensitive, confidential and regulated data) (collectively, “Privacy Requirements”). No action, suit, investigation, inquiry or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Shift4 Party or any of its respective subsidiaries with respect to any Privacy Requirement is pending or, to the knowledge of any Shift4 Party or any of its respective subsidiaries, threatened by any person, and the Shift4 Parties and their respective subsidiaries have taken commercially reasonable actions to prepare to comply with all material pending Privacy Requirements.

(pp) Possession of Intellectual Property Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Shift4 Parties and their respective subsidiaries own or have the rights to use all trademarks, trade names, patent rights, copyrights, domain names, trade secrets, inventions, know-how and other intellectual property rights, whether or not subject to registrations or applications for registration (collectively, “Intellectual Property Rights”) necessary for or used in the conduct of their businesses; (ii) neither the Shift4 Parties nor their respective subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any third party; (iii) there is no pending or, to the knowledge of any Shift4 Party or any of its respective subsidiaries, threatened action, suit, proceeding or claim by others challenging the Shift4 Parties’ or any of their respective subsidiaries’ rights in or to any of their Intellectual Property Rights; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Shift4 Parties or any of their subsidiaries; and (v) there is no pending or, to the knowledge of any Shift4 Party or any of its respective subsidiaries, threatened action, suit, proceeding or claim by others that the Shift4 Parties or any of their subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of others.

(qq) No Registration. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the Subscription Agreement, dated February 16, 2025, between the Company and Huang River Investment Limited and the Subscription Agreement, dated February 16, 2025, between the Company and Ant International Technologies (Singapore) Holdings Pte. Ltd. (collectively, the “Subscription Agreements”), there are no contracts, agreements or understandings between either Shift4 Party and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and except pursuant to the Subscription Agreements, any person to whom either Shift4 Party has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in the Testing-the-Waters Communications hereof;

(rr) Testing-the-Waters Communications. None of the Shift4 Parties (a) has alone engaged in any Testing-the-Waters Communications and (b) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Shift4 Parties reconfirm that the Representatives have been authorized to act on the Company’s behalf in undertaking any Testing-the-Waters Communications; and the Shift4 Parties has not presented to any potential investors or otherwise distributed any Testing-the-Waters Communications;

(ss) Insurance. The Company has insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its business; and the Company (i) has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(tt) Environmental Laws. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, (a) none of the Shift4 Parties nor any of their subsidiaries (i) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife, or natural resources; human health or safety, or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of the Shift4 Parties and their subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) none of the Shift4 Parties nor any of their subsidiaries (i) is subject to any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Shift4 Parties or any of their subsidiaries, nor do the Shift4 Parties or any of their subsidiaries know any such proceeding is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Shift4 Parties and their subsidiaries resulting from compliance with Environmental Laws, or (iii) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(uu) Acquisition Agreement. To the knowledge of the Shift4 Parties, the representations and warranties of Global Blue set forth in the Acquisition Agreement are true and correct in all material respects (except in the case of any such representation and warranty that is qualified by materiality or by a material adverse effect, in which case such representation and warranty is true and correct in all respects). The Shift4 Parties are not aware of any breach or development in connection with the Acquisition Agreement that would reasonably be expected to have a material adverse effect on the consummation of the Acquisition.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $97.50, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election in whole, or from time to time in part, up to 1,250,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments, if any, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on the Time of Delivery, or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters will be delivered at the offices of Davis Polk & Wardwell, LLP at 450 Lexington Ave, New York, NY 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Each of the Company and, for purposes of Section 5(g), 5(n) and 5(o) only, Shift4 LLC agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act (including the Pricing Term Sheet substantially in the form of Annex II hereto); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it would not otherwise be subject to taxation;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time and date as the Representatives and the Company may agree upon) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus and all amendments and supplements to such documents, in each case in such quantities as you may reasonably request; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer (whose name and address the Underwriters shall furnish to the Company in connection with such request) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries, if any, (which need not be audited) complying with Section 11(a) of the Act, and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly: (i) offer, sell, issue, loan, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company or Shift4 LLC that are substantially similar to the Common Stock, the Preferred Stock, or common units of Shift4 LLC (the “LLC Units” and, together with the Common Stock and the Preferred Stock, the “Securities”), including but not limited to any options or warrants to purchase Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to the Company’s equity compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or in connection with the exchange of Class B Stock or Class C Stock, and the equivalent number of LLC Units for Common Stock in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Shift4 LLC), without the prior written consent of Goldman Sachs & Co. LLC; provided, however, the foregoing restrictions shall not apply to (a) the Shares to be sold hereunder or any Conversion Shares; (b) the filing of a registration statement on Form S-3 in connection with the registration and issuance of securities pursuant to the Subscription Agreements; (c) the grant of awards to purchase or the issuance by the Company of shares or any securities (including without limitation, options, restricted stock or restricted stock units) convertible into, or exercisable for, Common Stock pursuant to the Company’s equity compensation plans disclosed in the Pricing Disclosure Package; (d) the filing of a registration statement on Form S-8 in connection with the registration of securities granted or to be granted under the Company’s equity compensation plans that are described in the Pricing Disclosure Package; (e) the issuance of up to 7.5% of the outstanding shares of the Company in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its Subsidiaries of such entity; provided that each recipient of shares issued or sold pursuant to clause (e) above executes and delivers to Goldman Sachs & Co. LLC prior to such issuance or sale (as the case may be) a lock-up agreement having substantially the same terms as the lock-up agreements described in Section 8(h) of this Agreement for the remainder of the Lock-Up Period, including, without limitation, entering stop transfer instructions with the Company’s transfer agent and registrar on such share capital, which the Company agrees it will not waive or amend without the written consent of Goldman Sachs & Co. LLC; (f) the facilitation of establishing a trading plan for any officers or directors of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfers of Securities during the Lock-Up Period and (g) any transaction effectuated pursuant to a 10b5-1 Plan that has been entered into by the Company prior to the date of this Agreement, provided that (x) the existence of such 10b5-1 Plan was communicated to Goldman Sachs & Co. LLC prior to the execution of this Agreement, (y) such 10b5-1 Plan will not be amended or otherwise modified to increase shares scheduled for sale thereunder during the Lock-Up Period and (z) any public announcement or filings under the Exchange Act made in connection with this clause (g) shall include an explanatory footnote stating the nature of the transfer; provided, however, that the Company agrees to (x) request any written consent for a waiver or an amendment under this section 5(g) from Goldman Sachs & Co. LLC substantially concurrently and (y) provide notice of any consent for a waiver or amendment, as applicable, to Goldman Sachs & Co. LLC reasonably promptly following receipt of such consent and, in any case, prior to the occurrence of the transaction for which such waiver or amendment, as applicable, was sought.

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

(j) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”) and, if such listing is obtained, will register the Shares under Section 12 of the Exchange Act;

(k) To effect and maintain the listing of a number of Conversion Shares equal to the Maximum Number of Conversion Shares on the Exchange;

(l) To reserve and keep available at all times for issuance, free of preemptive or similar rights, for the purpose of satisfying its obligations under the Certificate of Designations a number of Conversion Shares equal to at least the Maximum Number of Underlying Shares;

(m) To refrain from taking, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares; and

(n) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Shift4 Parties’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) and Schedule II(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus (including the Pricing Term Sheet substantially in the form of Annex II hereto), including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Shift4 Parties covenant and agree with the several Underwriters that (a) the Shift4 Parties will, jointly and severally, pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Shift4 Parties’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares and the Conversion Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares and the Conversion Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar, (viii) any stock transfer taxes payable on the initial sale of the Shares to the Underwriters, (ix) all of the Company’s (but not the Underwriters’) travel expenses in connection with any “roadshow” presentation to investors, including 50% of the cost of any chartered plane, chartered jet or other chartered aircraft used in connection with any “roadshow” presentation to investors; (x) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that the aggregate amount payable by the Company pursuant to subsections (iii) and (v) (excluding filing fees and disbursements) shall not exceed $25,000. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Shift4 Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Shift4 Parties shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act (including the Pricing Term Sheet substantially in the form of Annex II hereto) shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened or, to the knowledge of the Shift4 Parties or the Representatives, contemplated by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened or, to the knowledge of the Shift4 Parties or the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, counsel for the Shift4 Parties, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) each of PricewaterhouseCoopers LLP and PricewaterhouseCoopers SA shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except that, in any letter dated at a Time of Delivery, the specified “cut-off” date referred to in the comfort letters shall be a date no more than three business days prior to such Time of Delivery) and (ii) each of the Shift4 Parties and Global Blue shall have furnished a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of its respective chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives;

(e) No Shift4 Party nor any of its respective subsidiaries has, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, arbitrator or governmental or regulatory action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Shift4 Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Shift4 Parties and their subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the date as of which information is given in the Registration Statement and Pricing Disclosure Package, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity compensation plans that are described in the Pricing Disclosure Package and Prospectus or, (ii) the issuance, if any, of stock upon conversion of securities as described in the Pricing Disclosure Package and Prospectus of any of the Shift4 Parties or (iii) repurchases by the Company of its Common Stock, pursuant to the Company’s existing stock repurchase program) or long term debt of the Shift4 Parties and their respective subsidiaries or any change or effect in or affecting (x) the business, properties, general affairs, financial position, stockholders’ equity, prospects or results of operations of the Shift4 Parties and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, or (y) the ability of the Shift4 Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus including the Acquisition and the Financing Transactions the effect of which, in any such case described in this section is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s indebtedness by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s indebtedness (other than an announcement with positive implications of a possible upgrading);

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange, or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Switzerland; (iv) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in your judgment, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (v) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Switzerland or the declaration by the United States of a national emergency or war; or (vi) the occurrence of any other calamity, emergency or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(h) The Shares to be issued and sold at such Time of Delivery and the Maximum Number of Conversion Shares shall have been approved for listing and reserved for issuance, respectively, on the Exchange, subject to official notice of issuance;

(i) The Shift4 Parties shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and equityholder of the Shift4 Parties listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

(j) The Shift4 Parties shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Shift4 Parties shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Shift4 Parties satisfactory to you stating that: the representations and warranties of the Shift4 Parties in this Agreement are true and correct; and the Shift4 Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery; and, in the case of the Shift4 Parties, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and as to the matters set forth in subsections (a) and (e) of this Section 8;

(l) On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Shift4 Parties in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

(m) The Certificate of Designations for the Preferred Stock shall have been filed with the Secretary of State of the State of Delaware and become effective and the Company shall have made available a certified copy thereof to the Underwriters.

9. (a) The Shift4 Parties will, jointly and severally, indemnify and hold harmless each Underwriter and its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communications, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Shift4 Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communications, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each Shift4 Party, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or

any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Shift4 Parties by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the twelfth, thirteenth and fourteenth paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 hereof except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9 hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Shift4 Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Shift4 Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Shift4 Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Shift4 Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Shift4 Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Shift4 Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Shift4 Parties under this Section 9 shall be in addition to any liability which the Shift4 Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Shift4 Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Shift4 Parties shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Shift4 Parties that you have so arranged for the purchase of such Shares, or a Shift4 Party notifies you that it has so arranged for the purchase of such Shares, you or the Shift4 Parties shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Shift4 Parties or, except for the expenses to be borne by the Shift4 Parties, and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Shift4 Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Shift4 Parties, or any officer or director or controlling person of the Shift4 Parties and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Shift4 Parties shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv), (v) or (vi) or Section 8(g)) any Shares are not delivered by or on behalf of the Shift4 Parties as provided herein, the Shift4 Parties will, jointly and severally, reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Shift4 Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; Citigroup Global Markets Inc., 388 Greenwich Street, New York NY 10013, Attention: General Counsel, Fax: 646-291-1469 or Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); if to the Shift4 Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of Shift4 LLC set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in his or her respective lock-up agreement or such other address as such stockholder provides in writing to the Shift4 Parties; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Shift4 Parties by you on request; provided further that notices under subsection 5(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Shift4 Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Shift4 Parties and, to the extent provided in Sections 9 and 11 hereof, each broker dealer or other affiliate of any Underwriter, the officers and directors of the Shift4 Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person who controls the Shift4 Parties or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Shift4 Parties acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Shift4 Parties and the several Underwriters (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any Shift4 Party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any Shift4 Party with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Shift4 Party on other matters) or any other obligation to any Shift4 Party except the obligations expressly set forth in this Agreement and (iv) each of the Shift4 Parties has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Shift4 Party agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Shift4 Party, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Shift4 Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Shift4 Parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Shift4 Parties agree to submit to the jurisdiction of, and to venue in, such courts.

19. Each Shift4 Party and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. Notwithstanding anything herein to the contrary, the Shift4 Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Shift4 Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Shift4 Parties in accordance with its terms.

Very truly yours,

SHIFT4 PAYMENTS, INC.

By:	/s/ Jared Isaacman
	Name:	Jared Isaacman
	Title:	Officer

SHIFT4 PAYMENTS, LLC

By:	/s/ Jared Isaacman
	Name:	Jared Isaacman
	Title:	Director

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC

By:	/s/ Michael Voris

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Rick Diamond

WELLS FARGO SECURITIES, LLC

By:	/s/ Craig McCracken

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	2,406,249	343,749

Citigroup Global Markets Inc.	1,750,000	250,000

Wells Fargo Securities, LLC	1,750,000	250,000

Barclays Capital Inc.	947,917	135,417

Citizens JMP Securities, LLC	947,917	135,417

Santander US Capital Markets LLC	947,917	135,417

Total	8,750,000	1,250,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(b) Additional documents incorporated by reference: None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package: Pricing Term Sheet dated April 30, 2025, substantially in the form of Annex II hereto

(d) Written Testing-the-Waters Communications

None

SCHEDULE III

Section 16 Insiders
Directors	Jared Isaacman
Donald Isaacman
Christopher Cruz
Karen Roter Davis
Sarah Goldsmith-Grover
Jonathan Halkyard
Sam Bakhshandehpour
Seth Dallaire

President and Chief Strategy Officer Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance	D. Taylor Lauber Jordan Frankel

Chief Accounting Officer & Principal Accounting Officer	James J. Whalen

Chief Financial Officer	Nancy Disman

Annex I

FORM OF LOCK-UP AGREEMENT

April 30, 2025

Shift4 Payments, Inc.

3501 Corporate Parkway

Center Valley, Pennsylvania 18034

Goldman Sachs & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) of the 6.00% Series A Mandatory Convertible Preferred Stock (the “Preferred Stock”) of Shift4 Payments, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), will be made and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that during the period specified below (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, directly or indirectly, any common stock of the Company (“Common Shares”), or any options or warrants to purchase any Common Shares, or any or securities convertible into, exchangeable or exercisable for or that represent the right to receive any Common Shares (including, for the avoidance of doubt, Preferred Stock and common units (the “LLC Units” and, together with the Common Shares and the Preferred Stock, the “Securities”) of Shift4 Payments, LLC (“Shift4 LLC”)) (such options, warrants or other securities, other than the Securities, collectively, “Derivative Instruments”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Securities or Derivative Instruments, whether any such aforementioned transaction or arrangement (or instrument provided for thereunder) is to be settled by delivery of Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, loan, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Goldman Sachs & Co. LLC.

In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any Derivative Instruments. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any of the foregoing during the Lock-Up Period. Any Securities received upon exercise of options granted to the undersigned will also be subject to this agreement (this “Lock-Up Agreement”).

In the event the undersigned seeks the prior written consent of Goldman Sachs & Co. LLC pursuant to this Lock-Up Agreement, the undersigned agrees to (i) request any written consent from Goldman Sachs & Co. LLC substantially currently and (y) provide notice of any consent to Goldman Sachs & Co. LLC reasonably promptly following receipt of such consent and, in any case, prior to the occurrence of the transaction for which such consent was sought.

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Annex I

The foregoing restrictions shall not apply to:

(a) [Reserved.]

(b) any Securities acquired by the undersigned in the open market; provided that in the case of any transfer pursuant to this clause (b), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

(c) any transfer or disposition of Securities (i) made as a bona fide gift or charitable contribution, or for bona fide estate planning purposes; (ii) if the undersigned is a natural person, to any family member of the undersigned or trust for the direct or indirect benefit of the undersigned or a family member of the undersigned or if the undersigned is a trust, to a trustor, a trustee or a beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust; (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity, made to (A) any wholly-owned subsidiary of such corporation, partnership, limited liability company or other business entity, (B) limited partners, members, stockholders or holders of similar equity interests in the undersigned (or in each case its nominee or custodian) or (C) another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned; (iv) upon death or by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (c)(i) through (c)(iv); provided that (i) in the case of any transfer or distribution pursuant to clause (c)(i) through (c)(v), (x) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, and (y) such transfer shall not involve a disposition for value; (ii) in the case of any transfer or distribution pursuant to clause (c)(i), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be voluntarily made in connection with such transfer and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; and (iii) in the case of any transfer or distribution pursuant to clause (c)(ii) through (c)(v), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period);

(d) the establishment of a written trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Shares (a “10b5-1 Plan”), provided that (i) during the Lock-Up Period, no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such 10b5-1 Plan during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such 10b5-1 Plan during the Lock-Up Period;

(e) transfers or sales made pursuant to any 10b5-1 Plan entered into by the undersigned prior to the date of this Lock-Up Agreement and such 10b5-1 Plan has been provided to Goldman Sachs & Co. LLC prior to the date hereof; provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding any such sales or transfers, such announcement or filing shall include a statement to the effect that the sale or transfer was made pursuant to a trading plan established pursuant to Rule 10b5-1;

(f) transfers or sales to the Company in connection with the repurchase of Securities granted under any stock incentive plan or stock purchase plan of the Company, which plan is described in the final prospectus relating to the Offering (the “Prospectus”), in each case, upon termination of the undersigned’s relationship with the Company; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the underlying shares, or other public announcement reporting, shall be required or shall be voluntarily made during the Lock-Up Period (other than a filing on a Form 5);

2

Annex I

(g) (i) the receipt by the undersigned from the Company of Securities upon the exercise, vesting or settlement of options, restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus, or warrants to purchase Common Shares, insofar as such options or warrants are outstanding as of the date of the Prospectus and are disclosed in the Prospectus; or (ii) the transfer of Securities to the Company upon a vesting or settlement event of the Company’s restricted stock units or other securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such vesting, settlement, “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding options (or the Common Shares issuable upon the exercise thereof) or Common Shares to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations in connection with the vesting, settlement or exercise of the restricted stock unit, option or other equity award; provided (A) that the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to this Lock-Up Agreement, (B) in the case of clause (g)(ii), the settlement or exercise of any restricted stock unit, option or other equity award on a “cashless” or “net exercise” basis shall only be permitted if such restricted stock unit, option or other equity award would otherwise expire during the Lock-Up Period and (C) that in the case of clauses (g)(i) or (g)(ii), any filing required under Section 16 of the Exchange Act to be made during the Lock-Up Period shall include a statement to the effect that (1) such transaction reflects the circumstances described in (g)(i) or (g)(ii), as the case may be, (2) such transaction was only with the Company and (3) in the case of clause (g)(i), the Common Shares received upon exercise or settlement of the option, restricted stock units or other equity awards are subject to this Lock-Up Agreement;

(h) the transfer or disposition of the undersigned’s Securities that occurs by operation of law, pursuant to the rules of descent and distribution or pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee shall sign and deliver a lock-up letter substantially in the form of this letter, provided further that any associated filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (h);

(i) [Reserved.]

(j) transfers to the Company upon death or disability, in each case, of the undersigned;

(k) the transfer of Common Shares (or any security convertible into or exercisable or exchangeable for Common Shares) pursuant to a bona fide third party tender offer, merger, consolidated or other similar transaction made to all holders of the capital stock of the Company involving a change of control (as defined below) of the Company which occurs after the consummation of the Offering, is open to all holders of the Company’s capital stock and has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; and

(l) (i) any transfer or disposition of Securities pursuant to a bona fide loan or pledge (A) pursuant to clause (l)(ii) below or (B) that is in effect on the date hereof and has been disclosed in writing to Goldman Sachs & Co. LLC and (ii) the grant and maintenance of a bona fide lien, security interest, pledge or other similar encumbrance of any Securities owned by the undersigned to a nationally or internationally recognized financial institution with assets of not less than $10 billion in connection with a loan to the undersigned; provided that the undersigned or the Company, as the case may be, shall provide Goldman Sachs & Co. LLC prior written notice informing them of any public filing, report or announcement made by or on behalf of the undersigned or the Company with respect thereto.

For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 90% of the total voting power of the voting stock of the Company, occurring after the consummation of the Offering, that has been approved by the board of directors of the Company.

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Annex I

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 90 days after the public offering date set forth on the Prospectus (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties[; provided, however, that with respect to the Preferred Stock and any Common Shares issuable upon conversion of the Preferred Stock, the Lock-Up Period shall continue for an additional 90 days thereafter].

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized by the undersigned to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock- Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in connection with the above-referenced offering.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement, the subject matter hereof or the Offering, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement, the subject matter hereof and the Offering to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, Goldman Sachs & Co. LLC may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, Goldman Sachs & Co. LLC and the other underwriters are not making a recommendation to the undersigned to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that Goldman Sachs & Co. LLC or any other underwriter is making such a recommendation.

The undersigned understands that the Company and the underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. This Lock-Up Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before May 15, 2025. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Annex I

Very truly yours,

	IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)
Name
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Address

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Annex II

Pricing Term Sheet

[See attached]

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Pricing Term Sheet	Issuer Free Writing Prospectus
dated as of April 30, 2025	Filed Pursuant to Rule 433
Registration File No. 333-286840
Relating to the
Preliminary Prospectus Supplement
Dated April 30, 2025
(To Prospectus Dated April 30, 2025)

Shift4 Payments, Inc.

Offering of

8,750,000 Shares of

6.00% Series A Mandatory Convertible Preferred Stock

The information in this pricing term sheet supplements Shift4 Payments, Inc.’s preliminary prospectus supplement, dated April 30, 2025 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Prospectus Supplement. As used in this pricing term sheet, “we,” “our” and “us” refer to Shift4 Payments, Inc. and not to its subsidiaries. The size of the offering was increased from the previously announced offering of 7,500,000 shares. The final prospectus supplement relating to the offering will reflect conforming changes relating to such increase in the size of the offering.

Issuer	Shift4 Payments, Inc.

Securities Offered	6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share, of the Issuer (the “Mandatory Convertible Preferred Stock”).

Amount Offered	8,750,000 shares of Mandatory Convertible Preferred Stock (or, if the underwriters fully exercise their over-allotment option, 10,000,000 shares).

Public Offering Price	$100.00 per share of Mandatory Convertible Preferred Stock.

Underwriting Discount	$2.50 per share of Mandatory Convertible Preferred Stock, and $21,875,000 in the aggregate (or $25,000,000 in the aggregate, if the underwriters fully exercise their over-allotment option).

Liquidation Preference	$100.00 per share of Mandatory Convertible Preferred Stock.

Trade Date	May 1, 2025 (“T”).

Settlement Date	May 5, 2025 (T+2), which is the second business day following the Trade Date (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Mandatory Convertible Preferred Stock prior to the business day preceding the Settlement Date will be required, by virtue of the fact that the Mandatory Convertible Preferred Stock initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Mandatory Convertible Preferred Stock who wish to trade the Mandatory Convertible Preferred Stock prior to the business day preceding the Settlement Date should consult their own advisors.

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Class A Common Stock	Class A common stock, par value $0.0001 per share, of Issuer.

Ticker / Exchange for Class A Common Stock	FOUR / the New York Stock Exchange (the “NYSE”).

Last Reported Sale Price per Share of Class A Common Stock on the NYSE on April 30, 2025	$81.80.

Listing	Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to have the Mandatory Convertible Preferred Stock listed on the NYSE under the symbol “FOUR PRA”. If the listing is approved, we expect trading to commence within 30 days after the Settlement Date.

Stated Dividend Rate	6.00% per annum.

Dividend Payment Dates	February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2025 and ending on, and including, May 1, 2028.

Regular Record Dates	January 15, April 15, July 15 and October 15 immediately preceding the applicable Dividend Payment Date.

Scheduled Dividend Payments	If declared in full for payment in cash, the first scheduled dividend on the Mandatory Convertible Preferred Stock payable on August 1, 2025 will be $1.45 per share of Mandatory Convertible Preferred Stock, assuming that the initial closing of this offering occurs on the Settlement Date. Each subsequent scheduled quarterly dividend, if declared in full for payment in cash, will be $1.50 per share of Mandatory Convertible Preferred Stock.

Mandatory Conversion Settlement Date	Scheduled to occur on May 1, 2028.

Initial Minimum Conversion Rate	0.9780 shares of Class A Common Stock per share of Mandatory Convertible Preferred Stock. The Minimum Conversion Rate is subject to adjustment in the manner described in the Preliminary Prospectus Supplement.

Initial Maximum Conversion Rate	1.2224 shares of Class A Common Stock per share of Mandatory Convertible Preferred Stock. The Maximum Conversion Rate is subject to adjustment in the manner described in the Preliminary Prospectus Supplement.

Initial Minimum Conversion Price	$81.81 per share of Class A Common Stock, which is approximately equal to the Last Reported Sale Price per Share of Class A Common Stock on the NYSE on April 30, 2025. The Minimum Conversion Price is subject to adjustment in the manner described in the Preliminary Prospectus Supplement.

Initial Maximum Conversion Price	$102.25 per share of Class A Common Stock, which represents a premium of 25.0% over the Last Reported Sale Price per Share of Class A Common Stock on the NYSE on April 30, 2025. The Maximum Conversion Price is subject to adjustment in the manner described in the Preliminary Prospectus Supplement.

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Initial Floor Price	$28.63 per share of Class A Common Stock, which is approximately 35% of the Initial Minimum Conversion Price. The Floor Price is subject to adjustment in the manner described in the Preliminary Prospectus Supplement.

Optional Redemption Upon an Acquisition Non-Occurrence Event	If the proposed Global Blue Merger has not closed as of 5:00 p.m., New York City time, on September 30, 2025 (or February 16, 2026 if the “End Date” is extended pursuant to the Transaction Agreement), or if, before such time, the Transaction Agreement is terminated in accordance with its terms or our board of directors determines, in its reasonable judgment, that the closing of the Global Blue Merger will not occur, then we may exercise our option to redeem all, but not less than all, of the Mandatory Convertible Preferred Stock at the redemption price set forth in the Preliminary Prospectus Supplement, or we may use the net proceeds of this offering for other purposes, which may include repayment of debt, strategic acquisitions, growth initiatives and other general corporate purposes. The completion of this offering is not contingent on the consummation of the Global Blue Merger, which, if consummated, will occur subsequent to the completion of this offering.

See “Description of Mandatory Convertible Preferred Stock—Optional Redemption Upon an Acquisition Non-Occurrence Event” in the Preliminary Prospectus Supplement.

Use of Proceeds	The net proceeds from our issuance and sale of the Mandatory Convertible Preferred Stock are expected to be approximately $853.13 million (or $975.00 million if the underwriters exercise in full their option to purchase additional Mandatory Convertible Preferred Stock from us), after deducting the underwriting discount, but before deducting offering expenses. We intend to use the net proceeds from our issuance and sale of Mandatory Convertible Preferred Stock, proposed additional permanent debt financing of up to $1,735.0 million, together with cash on our balance sheet for (i) the payment of a portion of the cash consideration due in respect of the Global Blue Merger and related fees, costs and expenses and/or (ii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives.

See “Use of Proceeds” in the Preliminary Prospectus Supplement.

Book-Running Managers	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. Wells Fargo Securities, LLC Barclays Capital Inc. Citizens JMP Securities, LLC Santander US Capital Markets LLC

CUSIP / ISIN Numbers for the Mandatory Convertible Preferred Stock	82452J307 / US82452J3077.

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Make-Whole Fundamental Change Conversion Rate	If a make-whole fundamental change occurs and the conversion date for the early conversion of any share of Mandatory Convertible Preferred Stock occurs during the related make-whole fundamental change conversion period, then:

• such early conversion will be settled at the make-whole fundamental change conversion rate; and

•  if applicable, we will also pay (in cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock) the unpaid accumulated dividend amount and the future dividend present value amount upon settlement of such early conversion, in each case, subject to the provisions described in the Preliminary Prospectus Supplement under the caption “Description of Mandatory Convertible Preferred Stock—Conversion Provisions of the Mandatory Convertible Preferred Stock—Conversion During a Make-Whole Fundamental Change Conversion Period.”

The future dividend present value amount will be computed using a discount rate equal to 6.80% per annum.

The make-whole fundamental change conversion rate applicable to a make-whole fundamental change will be the conversion rate set forth in the table below corresponding (after interpolation as described below) to the effective date and the make-whole fundamental change stock price of such make-whole fundamental change:

		Make-Whole Fundamental Change Stock Price
Effective Date	$ 50.00	$ 60.00	$ 70.00	$ 81.81	$ 90.00	$102.25	$110.00	$120.00	$130.00	$140.00	$150.00	$175.00
May 5, 2025	1.0949	1.0716	1.0523	1.0340	1.0238	1.0114	1.0051	0.9983	0.9927	0.9881	0.9843	0.9775
May 1, 2026	1.1282	1.1008	1.0767	1.0531	1.0396	1.0233	1.0150	1.0061	0.9991	0.9934	0.9888	0.9808
May 1, 2027	1.1758	1.1460	1.1147	1.0806	1.0603	1.0356	1.0233	1.0107	1.0011	0.9939	0.9885	0.9804
May 1, 2028	1.2224	1.2224	1.2224	1.2224	1.1111	0.9780	0.9780	0.9780	0.9780	0.9780	0.9780	0.9780

If such effective date or make-whole fundamental change stock price is not set forth in the table above, then:

•  if such make-whole fundamental change stock price is between two prices in the table above or the effective date is between two dates in the table above, then the make-whole fundamental change conversion rate will be determined by straight-line interpolation between the make-whole fundamental change conversion rates set forth for the higher and lower prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable;

•  if the make-whole fundamental change stock price is greater than $175.00 (subject to adjustment in the same manner as the make-whole fundamental change stock prices set forth in the column headings of the table above are adjusted, as described in the Preliminary Prospectus Supplement under the caption “Description of Mandatory Convertible Preferred Stock—Conversion Provisions of the Mandatory Convertible Preferred Stock—Conversion During a Make-Whole Fundamental Change Conversion Period—Adjustment of Make-Whole Fundamental Change Stock Prices and Conversion Rates”) per

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share, then the make-whole fundamental change conversion rate will be the Minimum Conversion Rate in effect on the relevant conversion date; and

•  if the make-whole fundamental change stock price is less than $50.00 (subject to adjustment in the same manner) per share, then the make-whole fundamental change conversion rate will be the Maximum Conversion Rate in effect on the relevant conversion date.

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We have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to: (i) Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, (ii) Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146, or (iii) Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com.

The information in this pricing term sheet is not a complete description of the Mandatory Convertible Preferred Stock or the offering. You should rely only on the information contained or incorporated by reference in the Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Mandatory Convertible Preferred Stock.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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